SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
March 1, 2007

Aspen Exploration Corporation
(Name of small business as specified in its charter)

Delaware	0-9494	84-0811316
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
(Address of principal executive offices) (Zip Code)

Telephone number, including Area code (303) 639-9860

Not applicable
Former name or former address if changed since last report

Item 4.01    Changes in Registrant’s Certifying Accountant

     On March 1, 2007, the Board of Directors of Aspen Exploration Corporation (the “Company” or “we”), informed Hein & Associates LLP, (“Hein”) that it has dismissed Hein as the Company’s independent registered public accounting firm effective immediately.

     On March 1, 2007, the Board of Directors informed Gordon, Hughes, & Banks, LLP (“Gordon Hughes”) certified public accountants, that such firm was appointed as the Company’s independent registered accounting firm effective immediately. Gordon Hughes has previously served as the Company’s independent registered public accounting firm.

     Hein was retained to serve as the Company’s independent registered public accounting firm in February 2006 and only provided a report on our financial statements for our fiscal year ended June 30, 2006. Hein’s principal accountant report on the financial statements for our fiscal year ended June 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.

     During our two most recent fiscal year and subsequently through the date of dismissal, there were no disagreements with Hein on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure which if not resolved to Hein’s satisfaction would have caused Hein to make reference to the subject matter of the disagreement in connection with its principal accounting report on the financial statements for our fiscal year ended June 30, 2006, or any subsequent report. As discussed in our annual report on Form 10-KSB for the year ended June 30, 2006, Hein did inform us that they believed there was a material weakness in our internal controls.

     The Company has provided Hein with a copy of these disclosures and has requested Hein furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether Hein agrees with the Company’s statements in this report. Hein’s letter is attached as Exhibit 16.1.

Item 9.01    Financial Statements and Exhibits

     (c)    Exhibits

16.1	Letter of Hein & Associates, LLP dated March 9, 2007 regarding the change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of March 2007.

Aspen Exploration Corporation

By: /s/ Robert A. Cohan Robert A. Cohan, President